Exhibit 99.1

7000 Shoreline Ct., Suite 370
South San Francisco, CA 94080
(650) 588-6404
www.hanabiosciences.com
        Investor & Media Contacts:
Remy Bernarda
Director, Investor Relations
investor.relations@hanabiosciences.com
ph. (650) 228-2769
fax (650) 588-2787

HANA BIOSCIENCES ANNOUNCES THIRD QUARTER AND NINE MONTH 2007 RESULTS

South San Francisco, CA (November 8, 2007) - Hana Biosciences (NASDAQ: HNAB), a biopharmaceutical company focused on strengthening the foundation of cancer care, today announced financial results for the three and nine months ended September 30, 2007.

•	Net loss was $5.1 million, or $0.16 per share, for the three months ended September 30, 2007 compared to $10.9 million, or $0.38 per share, for the three months ended September 30, 2006.

•
Net loss was $22.4 million, or $0.75 per share, for the nine months ended September 30, 2007 compared to $35.0 million, or $1.37 per share, for the nine months ended September 30, 2006. The net loss for 2006 included an $11.9 million one-time charge related to the accounting treatment of the company’s acquisition of product candidates from Tekmira Pharmaceuticals Corp.

•
Cash used in operations was $19.8 million for the nine months ended September 30, 2007. Hana Biosciences ended the quarter with approximately $18.8 million in cash and cash equivalents and short-term investments.

“With steady progress in advancing our pipeline and clinical strategy, and key additions to our management team, we are excited by the milestones we achieved in the third quarter of this year,” stated John Iparraguirre, Vice President and Chief Financial Officer.“Our recently announced financial commitment from Deerfield Management will provide us with sufficient resources to execute on our clinical development plans well into 2009.”

Key Achievements in the Third Quarter 2007
✓	Hana announced the licensing of North American commercial rights for Zensana™ to Par Pharmaceuticals.
✓	Hana initiated a Phase 2 registration-enabling clinical trial, known as rALLy, to evaluate Marqibo® for the treatment of relapsed acute lymphoblastic leukemia (ALL).
✓	Marqibo® received Fast Track Designation for the treatment of relapsed ALL.
✓	Alocrest™ reached its sixth dosing cohort in the Phase 1 dose-escalating clinical trial.
✓	Hana appointed Steven R. Deitcher, M.D., President and CEO.
✓	Hana appointed S. Michael Imperiale, Jr., M.D. as Vice President, Clinical Research Operations.

Hana Biosciences’ management will host a conference call discussion today at 5:00pm E.T., 2:00pm P.T. Those interested in hearing management’s discussion may join the call by dialing (877) 407-8031 in the U.S./Canada. International participants may access the call by dialing (201) 689-8031. A replay of this call will be available for one month by dialing (877) 660-6853 U.S./Canada and (201) 612-7415 for International participants. When prompted, enter Account Number #286 and Conference ID #257616. Participants may also access a webcast of the conference call at Hana's website at www.hanabiosciences.com.

About Hana Biosciences, Inc.

Hana Biosciences, Inc. (NASDAQ: HNAB) is a South San Francisco, CA-based biopharmaceutical company focused on acquiring, developing, and commercializing innovative products to strengthen the foundation of cancer care. The Company is committed to creating value by accelerating the development of its product candidates, including entering into strategic partnership agreements and expanding its product candidate pipeline by being an alliance partner of choice to universities, research centers and other companies. Additional information on Hana Biosciences can be found at www.hanabiosciences.com.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as ``anticipates,'' ``expects,'' ``plans,'' ``believes,'' ``intends,'' and similar words or phrases. These forward-looking statements include without limitation, statements regarding, the timing progress and anticipated results of the clinical development, regulatory processes, potential clinical trial initiations, potential IND and NDA filings and commercialization efforts of Hana's product candidates. Such statements involve risks and uncertainties that could cause Hana's actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Among other things, there can be no assurances that any of Hana's development efforts relating to its other product candidates will be successful, that Hana will be able to obtain regulatory approval of any of its product candidates, and that the results of clinical trials will support Hana's claims or beliefs concerning the effectiveness of its product candidates. Additional risks that may affect such forward-looking statements include Hana's need to raise additional capital to fund its product development programs to completion, Hana's reliance on third-party researchers to develop its product candidates, and its lack of experience in developing and commercializing pharmaceutical products. Additional risks are described in the company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 filed with the Securities and Exchange Commission. Hana assumes no obligation to update these statements, except as required by law.

HANA BIOSCIENCES, INC.
CONDENSED BALANCE SHEETS

	September 30,	December 31,
	2007	2006
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$17,575,941	$29,127,850
Available-for-sale securities	1,239,277	6,131,000
Prepaid expenses and other current assets	423,530	496,519
Total current assets	19,238,748	35,755,369

Property and equipment, net	381,935	424,452
Restricted cash	125,000	125,000
Total assets	$19,745,683	$36,304,821

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,876,164	$2,739,956
Accrued expenses	982,297	1,547,459
Accrued personnel related expenses	638,595	1,050,657
Accrued research and development costs	540,899	596,927
Total current liabilities	4,037,955	5,934,999

Commitment and contingencies:

Stockholders' equity:
Common stock, $0.001 par value:
100,000,000 shares authorized, 32,169,553 and 29,210,627 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively	32,170	29,211
Additional paid-in capital	100,906,382	93,177,445
Accumulated other comprehensive income	--	20,000
Accumulated deficit	(85,230,824)	(62,856,834)
Total stockholders' equity	15,707,728	30,369,822
Total liabilities and stockholders' equity	$19,745,683	$36,304,821

  See accompanying notes to unaudited condensed financial statements.

HANA BIOSCIENCES, INC.
  CONDENSED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

License revenue	$1,150,000	$--	$1,150,000	$--

Operating expenses:
Selling, general and administrative	481,155	3,440,436	6,553,502	7,000,719
Research and development	5,730,859	7,918,422	17,442,556	28,864,928

Total operating expenses	6,212,014	11,358,858	23,996,058	35,865,647

Loss from operations	(5,062,014)	(11,358,858)	(22,846,058)	(35,865,647)
Other income (expense):
Interest income, net	264,169	507,347	969,125	892,099
Other expense, net	(302,418)	(46,291)	(497,057)	(62,983)
Total other income (expense)	(38,249)	461,056	472,068	829,116

Net loss	$(5,100,263)	$(10,897,802)	$(22,373,990)	$(35,036,531)

Net loss per share, basic and diluted	$(0.16)	$(0.38)	$(0.75)	$(1.37)

Shares used in computing net loss per share, basic and diluted	31,197,295	28,787,445	29,958,487	25,656,244

Comprehensive loss:
Net loss	$(5,100,263)	$(10,897,802)	$(22,373,990)	$(35,036,531)
Unrealized gain (loss)	--	(16,000)	(20,000)	52,000

Comprehensive loss	$(5,100,263)	$(10,913,802)	$(22,393,990)	$(34,984,531)